                                                                    EXHIBIT 3(d)



                                   AS AMENDED
                                THROUGH 4/30/96


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        HARTE-HANKS COMMUNICATIONS, INC.


         The undersigned, Larry D. Franklin certifies that he is the President and Chief Executive Officer of Harte- Hanks Communications, Inc., a Delaware corporation (the "Corporation"), and further certifies as follows:

         1.      The name of the Corporation is Harte-Hanks Communications,
Inc.

         2. The name under which the Corporation was originally incorporated was Harte-Hanks Newspapers, Inc., and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 1970.

         This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote, and written notice of the Corporation action has been given to the stockholders of the Corporation who have not so consented in writing, all in accordance with the provisions of the Sections 228, 245 and 242 of the Delaware General Corporation Law ("DGCL").

         4. The text of the Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

         FIRST.  The name of the Corporation is HARTE-HANKS COMMUNICATIONS,
INC.

         SECOND. The name of its registered agent and the address of its registered office in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD. The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the DGCL.

         FOURTH. The aggregate number of shares of capital stock that the Company shall have the authority to issue is one hundred twenty six million (126,000,000), of which one hundred twenty five million (125,000,000) shares shall be Common Stock of the Corporation, par value $1.00 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $1.00 per share. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which accumulated preferred dividends, if any, shall be cumulative. Each such series shall have such voting powers, if any, and such preferences and relative, participating, optional or other special rights, with such qualifications, limitations or restrictions of such preferences and/or rights, and the benefit of such affirmative or negative covenants as shall be stated in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock, including, but without limiting the generality of the foregoing, the following:

         (a) The rates and times at which, and the terms and conditions on which, dividends on Preferred Stock or series thereof shall be paid;

         (b) The right, if any, of the holders of Preferred Stock or series thereof to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions of such conversion or exchange;

         (c) The redemption price or prices, if any, and the time or times at which, and the terms and condition of which, Preferred Stock or series thereof may be redeemed;

         (d) The rights of the holders of Preferred Stock or series thereof, if any, upon the voluntary or involuntary liquidation, merger, consolidation, distribution or winding up of the Corporation;

         (e) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock or series thereof; and

         (f) Such other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, all as may be stated in a resolution or resolutions providing for the issue of such Preferred Stock.

         After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of this Article FOURTH) shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of this Article FOURTH), then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         After distribution in full of the preferential amount (fixed in accordance with the provisions of this Article FOURTH) to be distributed to the holders of Preferred Stock in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive ratably all of the remaining assets of the Corporation available for distribution to stockholders.

         Except as may otherwise be required by law or provided herein, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder on all matters voted upon by stockholders.

         No holder of stock of any class of the Corporation shall be entitled as of right to subscribe for or purchase any shares of stock of any class whether now or hereafter authorized, or any bonds, debentures, or other evidences of indebtedness whether or not convertible into or exchangeable for stock.

         FIFTH.  (a)      Classified Board of Directors.  The number of
directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1994 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1995 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1996 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1994, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

         (b) Removal of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of votes represented by the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article FIFTH as one class.

         SIXTH.  (a)      Right to Indemnification.  Each person who was or is
made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding whether civil, criminal, administrative, or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or as its representative in a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, representative or in any other capacity while serving as a director, officer, or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or representative and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such rights shall be contract rights and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this paragraph (a) or otherwise.

         (b)     Right of Claimant to Bring Suit.  If a claim under paragraph
(a) is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part in any such suit, or in a suit brought by the Corporation against the claimant to recover an advancement of expenses pursuant to the terms of an undertaking referred to in paragraph (a) hereof, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. In any suit brought by the claimant to enforce a right to indemnification hereunder, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover any advanced expenses upon a final adjudication that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

         (c) Non-Exclusivity of Rights. The rights conferred on any person by paragraphs (a) and (b) shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors, or otherwise.

         (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         (e) Continuance. Any repeal or modification of the foregoing paragraphs of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of an officer, director or representative of the Corporation existing at the time of such repeal or modification.

         SEVENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH. The Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by (a) a majority of the authorized number of directors and, if one or more interested stockholders (as defined in Section 203 of the DGCL) exists, by a majority of the directors who are Continuing Directors or (b) the affirmative vote of the holders of not less than 66 2/3% of the voting power of the Company's capital stock and if such adoption, repeal, alteration, amendment, or rescission is proposed by or on behalf of an interested stockholder or a director affiliated with an interested stockholder, by a majority of the disinterested shares. "Continuing Director" means a director of the corporation who (i) was a member of the Board of the Corporation as of September 20, 1993, or (ii) is a beneficial owner, or affiliate of such beneficial owner, of less than 20% of the Common Stock of the Corporation and who became a director of the Corporation subsequent to September 20, 1993 and whose initial election or initial nomination for election was approved by a majority of the Continuing Directors then on the Board of Directors of the Corporation. The provisions of this Amended and Restated Certificate of Incorporation may be altered, amended or repealed by the affirmative vote of the holders a majority of the issued and outstanding stock having voting power provided, that with respect to the provisions of Articles Fifth, Seventh, Eighth, Tenth and Eleventh, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock having voting power shall be required.

         NINTH. The Corporation may in its Bylaws by amendment thereto make any lawful restriction upon the sale or transfer of stock of the Corporation held by its stockholders; and all persons subscribing for stock of the Corporation or purchasing stock, whether from the Corporation itself or from any stockholder, shall take notice of and be bound by such lawful restrictions, and shall be deemed to agree thereto.

         TENTH. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         (b) Any repeal of modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         ELEVENTH. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders.

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the chief executive officer or by a majority of the members of the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

         IN WITNESS WHEREOF, Harte-Hanks Communications has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officers, this 30th day of September 1993.

                                                HARTE-HANKS COMMUNICATIONS, INC.



                                                By:  /s/ Larry D. Franklin
                                                     ---------------------------
                                                         Larry D. Franklin
                                                         President


[SEAL]



ATTEST:


By: /s/ Donald R. Crews
    ----------------------
        Donald R. Crews
        Secretary